As filed with the Securities and Exchange Commission on November 16, 2020

Registration No. 333 –

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

____________________

GENIUS BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
____________________

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

131 S. Rodeo Drive, Suite 250 Beverly Hills, CA 90212 (310) 273-4222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Genius Brands International, Inc. 2020 Incentive Plan
(Full title of the plans)
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Andy Heyward Chief Executive Officer Genius Brands International, Inc. 131 S. Rodeo Drive, Suite 250 Beverly Hills, CA 90212 (310) 273-4222
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

Lawrence Elbaum, Esq. Julia Petty, Esq. Vinson & Elkins LLP Grace Building, 1114 6th Ave 32nd Floor New York, NY 10036 Tel: (212) 237-0000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	30,000,000 shares	$ 1.04	$ 31,200,000	$ 3,403,92
(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Genius Brands International, Inc. (the “Registrant”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock based awards which may hereafter be granted under the Genius Brands International, Inc. 2020 Incentive Plan, as amended (the “2020 Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of other stock-based awards granted under the 2020 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2020 Plan. Accordingly, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2020 Plan are based upon the average of the high and low sale prices per share of the Common Stock as reported on the Nasdaq Capital Select Market as of a date November 10, 2020, within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2020 Plan. The documents containing the information specified in Part I will be delivered to the participants in the 2020 Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 18, 2020, and for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020;

(c)	The Registrant’s Current Reports on Form 8-K as filed with the SEC during 2020 on each of January 16, January 23, March 5, March 11, March 20, March 23, May 07, May 08, May 15, May 18, May 28, May 29, June 18, June 23, July 27, September 2, September 8, October 8, October 30 and November 5 (other than any portions thereof deemed furnished and not filed); and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37590) filed on November 18, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Nevada corporation and is generally governed by the Nevada Revised Statutes, or NRS.

The Registrant’s Articles of Incorporation and Bylaws, each as amended and currently in effect, provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by NRS against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

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NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action, suit or proceeding if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Registrant’s amended and restated Articles of incorporation provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The Registrant has entered into indemnification agreements with its directors and certain officers, in addition to the indemnification provided for in the NRS, its Articles of Incorporation and Bylaws and intend to enter into indemnification agreements with any new directors and officers in the future. The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of the Registrant’s Articles of Incorporation, Bylaws, indemnification agreements and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation, Bylaws, indemnification agreements or law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on November 16, 2020.

GENIUS BRANDS INTERNATIONAL, INC.

By: /s/ Andy Heyward
Name: Andy Heyward
Chairman and Chief Executive Officer
(Authorized Officer and Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert L. Denton and Michael Jaffa, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituting in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Genius Brands International, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	November 16, 2020
Andy Heyward	(Principal Executive Officer)

/s/ Robert L Denton	Chief Financial Officer and Chief Business	November 16, 2020
Robert L Denton	Officer (Principal Financing Officer)

/s/ Bernard Cahill	Director	November 16, 2020
Bernard Cahill

/s/ Joseph “Gray” Davis	Director	November 16, 2020
Joseph “Gray” Davis

/s/ Patrick Clark Hallren	Director	November 16, 2020
Patrick Clark Hallren

/s/ Michael Klein	Director	November 16, 2020
Michael Klein

/s/ Margaret Loesch	Director	November 16, 2020
Margaret Loesch

/s/ Lynne Segall	Director	November 16, 2020
Lynne Segall

/s/ Anthony D. Thomopoulos	Director	November 16, 2020
Anthony D. Thomopoulos

/s/ Karen McTier	Director	November 16, 2020
Karen McTier

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Genius Brands International, Inc.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
4.1*	Articles of Incorporation, as amended
4.2	Bylaws, as amended (Incorporated by reference to the Company’s Periodic Report on Form 10-Q filed with the SEC on August 19, 2019)
4.3	Form of Stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form 10 filed with the SEC on May 4, 2011)
5.1*	Opinion of Woodburn and Wedge
23.1*	Consent of Baker Tilly US, LLP
23.2*	Consent of Woodburn and Wedge (Included in Exhibit 5.1)
24.1*	Powers of Attorney (Incorporated by reference to the signature page hereto)
99.1*	Genius Brands International, Inc.’s 2020 Incentive Plan

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* Filed herewith.

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